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                                                                    EXHIBIT 10.3


                                PROMISSORY NOTE


$25,000,000.00                   Dallas, Texas                 February 7, 1997


         FOR VALUE RECEIVED, AMRESCO, INC., a Delaware corporation, and the other parties executing this Note or hereafter added hereto as "Maker" (collectively "Makers"), hereby, jointly and severally, promise to pay to the order of NATIONSBANK OF TEXAS, N.A., a national banking association ("Bridge Lender"), at its banking house in the City of Dallas, Dallas County, Texas, or at such other address in Dallas County, Texas, given to Makers by Bridge Lender, the principal sum of Twenty-Five Million and No/100 Dollars ($25,000,000.00), or so much thereof as may be advanced and outstanding, together with interest, as hereinafter described, on or before the Maturity Date (as hereinafter defined), subject to the right of Maker to extend such maturity date pursuant to Maker's Renewal Option (as hereinafter defined).

         Each capitalized term not expressly defined herein shall have the meaning given to such term in that certain Second Amended and Restated Loan Agreement (as the same may be modified, amended, supplemented, extended or restated from time to time, the "Loan Agreement") dated February 7, 1997, executed by and among Makers, Agent and the Lenders therein defined (which includes the payee of this Note) and evidences debt defined therein as the "Bridge Debt". Bridge Lender and Makers are also parties to that certain side letter agreement, dated the date hereof, related to the loan evidenced by this Note. This Note is not a "revolving note". Makers may not repay and reborrow hereunder.

         This Note is included in the term Obligations, as defined in the Loan Agreement and as used in the Loan Documents, and is secured by the Collateral Assignment, the Pledge Agreements, the Security Agreement, the Mortgages, the other Security Documents and all the other Loan Documents, and all liens and security interests created or evidenced thereby. Any holder shall be entitled to all benefits and remedies and security set forth in the Loan Agreement and all the other Loan Documents.

         1. Definitions. As used herein the following terms shall have the respective meanings set forth below:

         (a) "Adjusted LIBOR Rate" shall mean on the applicable Effective Date, with respect to a LIBOR Rate Portion, a rate per annum equal to the sum of (a) the quotient of (i) the LIBOR Rate on the applicable Effective Date, divided by (ii) the remainder of 1.00 minus the LIBOR Reserve Requirement, if any, on the applicable Effective Date, plus (b) the FDIC Percentage in effect on the applicable Effective Date, together with any additional impositions, assessments, fees or surcharges that may be imposed on Bridge Lender (expressed as a percentage), to the extent such impositions, assessments, fees or surcharges are not reflected in the FDIC Percentage or the LIBOR





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Reserve Requirement and are generally imposed on banks with capitalization and supervisory risk factors comparable to Bridge Lender, plus (c) the LIBOR
Margin.

         (b) "Applicable Rate" means at any time, (a) with respect to a Variable Rate Portion, a rate per annum equal to the Variable Rate, and (b) with respect to a LIBOR Rate Portion, a rate per annum equal to the Adjusted LIBOR Rate.

         (c) "Business Day" means (a) for all purposes other than as covered by clause (b) of this definition, any day of the week, other than Saturday, Sunday or other day Bridge Lender is required or authorized by law or executive order to close, and (b) with respect to all requests, notices and determinations in connection with LIBOR Rate Portions, a day which is a Business Day described in clause (a) of this definition and which is a day other than a day on which banks are required or authorized to close in the London interbank market.

         (d) "Effective Date" means the date selected by AMRESCO to be the first day of the applicable Interest Period related to the LIBOR Rate Portion.

         (e) "FDIC Percentage" shall mean, on any day, the net assessment rate (expressed as a percentage rounded to the next highest 1/100 of 1%) which is in effect on such day (under the regulations of the Federal Deposit Insurance Corporation or any successor) for determining the assessments paid by Bridge Lender to the Federal Deposit Insurance Corporation (or any successor) for insuring Eurocurrency deposits made in dollars at Bridge Lender's principal office. Each determination of said percentage made by Bridge Lender shall, in the absence of manifest error, be binding and conclusive.

         (f) "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Bridge Lender on such day on such transactions from three Federal funds brokers of recognized standing.

         (g) "Interest Adjustment Date" shall mean the earlier of either the last day of an Interest Period or the Maturity Date.

         (h) "Interest Period" shall mean, with respect to a LIBOR Rate Portion, a period selected by AMRESCO of one, two or three months, commencing on the Effective Date of such LIBOR Rate Portion; provided that (a) any Interest Period ending on a date later than the Maturity Date shall be





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deemed to end on the Maturity Date; (b) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, except that if the next Business Day would fall in the next calendar month, the Interest Period shall end on the immediately preceding Business Day; and (c) any Interest Period that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

         (i)     "LIBOR Margin" means two percent (2%).

         (j) "LIBOR Rate" shall mean, with respect to a LIBOR Rate Portion for the Interest Period applicable thereto, the rate of interest determined by Bridge Lender at which deposits in dollars for the relevant Interest Period are offered based on information presented on the Telerate Screen as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period; provided, that if at least two such offered rates appear on the Telerate Screen in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Bridge Lender) will be the rate used; provided, further, that if the Telerate System ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Bridge Lender (rounded upward to the nearest .01%) at which deposits in Dollars are offered for the relevant Interest Period by Bridge Lender (or its successor) to banks with combined capital and surplus in excess of $500,000,000 in the London interbank market as of 11:00 A.M. (London time) on the applicable Effective Date.

         (k) "LIBOR Rate Portion" shall mean any portion of this Note which bears interest computed with reference to the LIBOR Rate.

         (l) "LIBOR Reserve Requirement" shall mean, on any day, that percentage (expressed as a decimal fraction) which is in effect on such date, as provided by the Federal Reserve System for determining the maximum reserve requirements generally applicable to financial institutions regulated by the Federal Reserve Board comparable in size and type to Bridge Lender (including, without limitation, basic supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding (or, if reserves for Eurocurrency liabilities are not separately stated in such regulations, the other applicable category of liabilities which includes deposits by reference to which the interest rate on a LIBOR Rate Portion is determined). Each determination by Bridge Lender of the LIBOR Reserve Requirement, shall, in the absence of manifest error, be conclusive and binding.

         (m)     "Maturity Date" means April 30, 1997.

         (n) "Maximum Lawful Rate" means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the this Note at such time to exceed the maximum amount which Bridge





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Lender would be allowed to contract for, charge, take, reserve, or receive under applicable federal or state law after taking into account, to the extent required by applicable law, any and all relevant payments, fees or charges under the Loan Documents. If and to the extent the laws of the State of Texas are applicable for purposes of determining the "Maximum Lawful Rate", such term shall mean the "indicated rate ceiling" from time to time in effect under
Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended, or, if permitted by applicable law and effective upon the giving of the notices required by such Article 5069-1.04 (or effective upon any other date otherwise specified by applicable law), the "quarterly ceiling" or "annualized ceiling" from time to time in effect under such Article 5069-1.04, whichever Bridge Lender shall elect to substitute for the "indicated rate ceiling," and vice versa, each such substitution to have the effect provided in such Article 5069-1.04, and Bridge Lender shall be entitled to make such election from time to time and one or more times and, without notice to any Maker, to leave any such substitute rate in effect for subsequent periods in accordance with subsection (h)(1) of such Article 5069-1.04. If under federal or state law there is no legal limitation on the amount or rate of interest that may be charged on amounts outstanding under this Note, there shall be no Maximum Lawful Rate under this Note, notwithstanding any reference thereto herein.

         (n) "Past Due Rate" as used in this Note means, on any day, a rate per annum equal to the Variable Rate plus four percent (4%) per annum computed using the 1/360 method described below.

         (o) "Regulatory Change" shall mean any change in applicable law or regulation, or in the interpretation thereof by any governmental authority charged with the administration thereof.

         (p) "Renewal Option" has the meaning set forth in paragraph 2(a) of this Note.

         (q) "Telerate Screen" means the display designated as Screen 3750 (as to Dollars, British pounds sterling shown thereon) on the Telerate System or such other screen on the Telerate System as shall display the London interbank offered rates for deposits in U.S. dollars.

         (r) "Variable Rate" means, on any date of determination, the greater of (a) the rate of interest per annum most recently announced by Bridge Lender as its prime rate in effect at its principal office, automatically fluctuating upward and downward until and at the time specified in each such announcement without special notice to any Maker or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer and (b) the sum of the Federal Funds Rate plus .50%.

         (s) "Variable Rate Portion" shall mean that portion of this Note which bears interest computed with reference to the Variable Rate.

         2.      Interest and Payment.





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                 (a)      The principal of this Note and accrued but unpaid
interest hereon shall be due and payable in full on the Maturity Date; provided, that Maker shall have the following right and option to extend the Maturity Date one time (Maker's "Renewal Option") from April 7, 1997, until February 7, 1998, subject to the following provisions:

                 (i) Bridge Lender shall have received written notice of the exercise of such option at least fifteen (15) days, but not more than thirty (30) days, prior to the original Maturity Date;

                 (ii) At the time of such written notice from Maker and at the commencement of the extension, no default or event of default under any of the Loan Documents shall have occurred and be continuing;

                 (iii) Maker shall have executed any and all documents and taken any and all actions necessary, as determined by Bridge Lender, to pledge to Bridge Lender cash or cash equivalents or a letter of credit satisfactory to Bridge Lender in an amount equal to not less than one hundred ten percent (110%) of the outstanding principal balance under this Note on the Maturity Date; and

                 (iv) Maker shall have no right to any additional advances under this Bridge Note subsequent to the Maturity Date.

                 (b) Subject to Paragraph 2(f) below, interest on this Note shall accrue at a rate per annum equal to the lesser of (i) at Makers' option, the Variable Rate or the Adjusted LIBOR Rate, or (ii) the Maximum Lawful Rate; provided, however, that as to any portion of the outstanding principal balance hereof that is not subject to an effective election of or conversion to the Adjusted LIBOR Rate in accordance with the terms of this
Section 2, interest on such portion of this Note shall accrue interest at the lesser of (i) the Variable Rate or (ii) the Maximum Lawful Rate. Interest on this Note shall be calculated at a daily rate equal to 1/360 of the annual percentage rate which this Note bears, subject to the provisions hereof limiting interest to the Maximum Lawful Rate. Without notice to any Maker or any other Person, the Variable Rate and the Maximum Lawful Rate shall each automatically fluctuate upward and downward as and in the amount by which the Variable Rate and the Maximum Lawful Rate, respectively, fluctuate, subject always to limitations contained in this Note.

                 (c) Upon at least three (3) business days prior written notice from Makers to Bridge Lender ("Minimum Notice Period"), Makers may, on any Interest Adjustment Date (other than the Maturity Date), convert amounts of not less than $1,000,000.00 (or more) of any LIBOR Rate Portion into a Variable Rate Portion with interest accruing thereon, with reference to the Variable Rate, as provided in paragraph (b) above in this Section 2.





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                 (d)      Upon satisfaction of the Minimum Notice Period, and
subject to the conditions provided in this Note, Makers may, on any date prior to the Maturity Date, convert amounts of not less than $1,000,000.00 (or more) of any Variable Rate Portion into a LIBOR Rate Portion with interest accruing thereon with reference to the Adjusted LIBOR Rate as provided in paragraph (b) above in this Section 2, for the Interest Period selected in such notice.

                 (e) To the extent Makers have not made an effective election under and in accordance with paragraphs (c) or (d) above in this
Section 2, the Applicable Rate shall be the rate specified pursuant to the provisions contained herein for a Variable Rate Portion.

                 (f) Each notice of LIBOR Rate Portion election by Makers must satisfy the Minimum Notice Period and shall include the following: (i) Makers' election of the Adjusted LIBOR Rate; (ii) Makers' choice of an Interest Period during which the Adjusted LIBOR Rate will apply; (iii) Makers' election of the Effective Date on which the LIBOR Rate Portion shall begin; and (iv) the amount of outstanding loan principal which shall not be less than $1,000,000.00 (or more) to which the Adjusted LIBOR Rate shall apply.

                 (g) Makers' election to convert to the Adjusted LIBOR Rate is subject to the following conditions: (i) the Interest Period shall be limited to a period commencing on the Effective Date and ending on a date one, two or three months later elected by Makers in its notice to Bridge Lender;
(ii) Makers' written notice of an election shall be received by Bridge Lender in time to satisfy the Minimum Notice Period; (iii) the last day of the Interest Period will not be subsequent in time to the Maturity Date; (iv) in the case of a continuation of an Interest Period, the Interest Period applicable after such continuation shall commence on the last day of the preceding Interest Period; (v) no LIBOR Rate election shall be made if Bridge Lender determines by reason of circumstances affecting the interbank Eurodollar market that either adequate or reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for any Interest Period, or it becomes impracticable for Bridge Lender to obtain funds by purchasing U.S. dollars in the interbank Eurodollar market, or if Bridge Lender determines that the Adjusted LIBOR Rate will not adequately or fairly reflect the costs to Bridge Lender of maintaining the applicable LIBOR Rate Portion at such rate, or if as a result of any Regulatory Change it shall become unlawful or impossible for Bridge Lender to maintain any such LIBOR Rate Portion; (vi) there shall never be more than five
(5) LIBOR Rate Portions, in the aggregate, in effect at any one time hereunder; and (vii) no LIBOR Rate election may be made after the occurrence and during the continuance of a Default (defined below).

                 (h) Makers shall indemnify Bridge Lender against any loss or expense which Bridge Lender may, as a consequence of Makers' failure to make a payment on the date such payment is due hereunder or the payment, prepayment or conversion of any LIBOR Rate Portion hereunder on a day other than an Interest Adjustment Date, sustain or incur in liquidating or employing deposits from third parties acquired to effect, fund or maintain any such LIBOR Rate Portion or any part thereof. Such loss or expense shall include, without limitation, (i) the interest





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which, but for such failure, payment, prepayment or conversion, Bridge Lender would have earned in respect of such LIBOR Rate Portion so paid, for the remainder of the Interest Period applicable to such LIBOR Rate Portion, reduced, if Bridge Lender is able to redeposit such principal amount so paid for the balance of such Interest Period, by the interest earned by Bridge Lender as a result of so redepositing such principal amount, plus (ii) any expenses or penalty incurred by Bridge Lender on redepositing such principal amount. In the event any such loss or expense is incurred by Bridge Lender, Bridge Lender shall furnish Makers with a certificate detailing the basis upon which such loss or expense is computed. Any such certificate shall establish the amount of such expense or loss for purposes of this paragraph, in the absence of manifest error in calculation; provided, however, that upon the discovery of any error, appropriate adjustments shall be made between Bridge Lender and Maker.

                 (i) Makers shall also indemnify Bridge Lender against and reimburse Bridge Lender for increased costs to Bridge Lender, as a result of any Regulatory Change, in the maintaining of any LIBOR Rate Portion. Bridge Lender shall give Makers written notice of such costs within ninety (90) days of its implementation and/or compliance with any such Regulatory Change, and such costs shall be reimbursed to Bridge Lender prior to the Maturity Date.
All payments made pursuant to this paragraph shall be made free and clear, without reduction for, or account of, any present or future taxes or other levies of any nature, excluding net income and franchise taxes.

                 (j) Interest hereon shall be due and payable on each Interest Adjustment Date.

                 (k) After maturity of this Note or the occurrence of an Event of Default, the outstanding principal balance of this Note shall, at the option of Bridge Lender, bear interest at the Default Rate. Any past due principal, and to the extent permitted by law, past due interest on this Note shall bear interest, payable as it accrues on demand, for each day until paid at the Default Rate. Such interest shall continue to accrue at the Default Rate notwithstanding the entry of a judgment with respect to any of the Obligations or the foreclosure of any of the Lenders' Liens, unless otherwise provided by law.

                 (l) If at any time the Applicable Rate shall be limited to the Maximum Lawful Rate, any subsequent reductions in the Applicable Rate shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the Applicable Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at the final payment of the this Note, the total amount of interest paid or accrued on this Note is less than the amount of interest which would have accrued if the Applicable Rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Makers shall pay to Bridge Lender an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Applicable Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid on this Note.





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         3.      Default.  The occurrence of a Default or an Event of Default, under and as defined in the Loan Agreement, shall constitute, respectively, a Default or an Event of Default under this Note.

         4.      Remedies.

                 (a) Upon the occurrence of an Event of Default, the holder hereof shall have the right to declare the entire unpaid principal balance of, and all accrued unpaid interest on, this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to request that Agent, on its behalf, foreclose any and all liens and security interests securing payment hereof, to offset against this Note any sum or sums owed by it to Maker, and to exercise any of its other rights, powers and remedies under this Note, under the Loan Agreement or any other Loan Document, or at law or in equity.

                 (b) Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any Default or Event of Default shall be construed as a waiver of such Default or Event of Default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

         5.      Usury Savings Provisions.

                 (a) Notwithstanding anything herein or in any other Loan Documents, expressed or implied, to the contrary, in no event shall any interest rate charged hereunder or under any of the other Loan Documents, or any interest contracted for, collected or received by Bridge Lender or any holder hereof, exceed the Maximum Lawful Rate.





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                 (b)      It is expressly stipulated and agreed to be the
intent of Makers and Bridge Lender at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with this Note. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to this Note, or if acceleration of the maturity of this Note, any prepayment by Makers, or any other circumstance whatsoever, results in Bridge Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Makers and Bridge Lender that all excess amounts theretofore collected by Bridge Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Makers), and the provisions of this Note and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Bridge Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Bridge Lender for the use, forbearance or detention of the indebtedness evidenced hereby or by any other Loan Document shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate. The term "applicable law" as used herein shall mean the laws of the State of Texas, or DIDMCA or any other applicable United States federal law to the extent that it permits Bridge Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. The provisions of this paragraph shall control all agreements between Makers and Bridge Lender.

         6.      General Provisions.

                 (a) Whenever any payment shall be due under this Note on a day which is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then payable.

                 (b) All principal, interest and other sums payable under this Note shall be paid, not later than 2:00 o'clock p.m. (Dallas, Texas time) on the day when due, in immediately available funds in lawful money of the United States of America. Any payment under this Note other than in the required amount in good, unrestricted U.S. funds immediately available to the holder hereof shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by the holder hereof in such funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.





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                 (c)      Makers shall be entitled to prepay this Note in whole
or in part at any time provided that Makers shall indemnify Bridge Lender against and reimburse Bridge Lender for any loss or expense incurred by Bridge Lender because of any prepayment of a LIBOR Rate Portion on a day which is not the last day of the Interest Period applicable thereto.

                 (d) All payments made as scheduled on this Note shall be applied, to the extent thereof, first to accrued but unpaid interest and the balance to unpaid principal. Nothing herein shall limit or impair any rights of the holder hereof to apply as provided in the Loan Documents any past due payments, any proceeds from the disposition of any collateral by foreclosure or other collections after default. Except to the extent specific provisions are set forth in this Note with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the indebtedness evidenced hereby in such order and manner as the holder hereof shall deem appropriate, any instructions from Makers or anyone else to the contrary notwithstanding; provided, however, that, unless otherwise designated by Makers or required by law, prepayments received by the holder hereof and applied to principal hereunder shall be applied first to the Variable Rate Portion (or that portion of the LIBOR Rate Portion not subject to a prepayment penalty) and then to reduce the LIBOR Rate Portion.

                 (e) If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if any Maker sues any holder of this Note in connection with this Note or any other Loan Document and does not prevail, then Makers agree to pay to each such holder, in addition to principal and interest, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.

                 (f) Each Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice (except only for any notice that is specifically required by the terms of the Loan Agreement or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies against any Maker or others liable or to become liable hereon or to enforce its rights against them or any security herefor; (iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (v) submit (and waive all rights to object) to personal jurisdiction in the State of Texas, and venue in Dallas County, Texas, for the enforcement of any and all obligations under the Loan Documents.





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                 (g)      This Note may not be changed, amended or modified
except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

                 (h) The proceeds of this Note will be used solely for business purposes and not for personal, family, household or agricultural purposes.

                 (i) Any notice required or which any party desires to give under this Note shall be given and effective as provided in Section 11.2 of the Loan Agreement.

                 (j) Makers acknowledges and agrees that the holder of this Note may assign this Note and its interest in this Note or, from time to time, sell or offer to sell interests in this Note to one or more participants. The undersigned authorizes, subject to Section 7.13 of the Loan Agreement, the holder of this Note to disseminate any information it has pertaining to this Note, including, without limitation, credit information on the undersigned, any of its principals and any guarantor of this Note, to any such participant or prospective participant.

                 (k) All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Makers shall bind their successors and assigns and shall be for the benefit of Bridge Lender and any holder hereof, and their successors and assigns, whether so expressed or not.

                 (l) THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY TEXAS LAW, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION OR ENFORCEMENT OF INTERESTS, OR THE REMEDIES RELATED TO ANY PART OF THE COLLATERAL, OR TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO PARAGRAPH 5 OF THIS NOTE OR OTHERWISE.

                 (m) Time shall be of the essence in this Note with respect to all of Makers' obligations hereunder.

                 (n) INTEGRATION. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, Makers have duly executed this Note as of the date first above.

                                  MAKERS:
                                  ------

                                  AMRESCO, INC., a Delaware
                                    corporation


                                  By:  /s/  THOMAS J. ANDRUS
                                     ------------------------------
                                       Thomas J. Andrus,
                                       Treasurer


                                  AFC EQUITIES, INC.
                                  AMRESCO ATLANTA INDUSTRIAL, INC.
                                  AMRESCO BUILDERS GROUP, INC.
                                  AMRESCO CANADA, INC.
                                  AMRESCO CAPITAL CORPORATION
                                  AMRESCO CAPITAL LIMITED, INC.
                                  AMRESCO CONSOLIDATION CORP. f/k/a AMRESCO
                                       MORTGAGE CAPITAL, INC.
                                  AMRESCO EQUITIES CANADA INC.
                                  AMRESCO FINANCIAL I, INC.
                                  AMRESCO FINANCIAL I, L.P.
                                  AMRESCO FUNDING CORPORATION
                                  AMRESCO INSTITUTIONAL, INC.
                                  AMRESCO INVESTMENTS, INC.
                                  AMRESCO JERSEY VENTURES LIMITED
                                  AMRESCO MANAGEMENT, INC.
                                  AMRESCO NEW ENGLAND, L.P.
                                  AMRESCO NEW ENGLAND II, L.P.
                                  AMRESCO NEW ENGLAND, INC.
                                  AMRESCO NEW ENGLAND II, INC.
                                  AMRESCO NEW HAMPSHIRE, INC.
                                  AMRESCO NEW HAMPSHIRE, L.P.
                                  AMRESCO OVERSEAS, INC. f/k/a AMRESCO
                                       SERVICES, INC.
                                  AMRESCO PORTFOLIO INVESTMENTS, INC.
                                  AMRESCO PRINCIPAL MANAGERS I, INC.
                                  AMRESCO PRINCIPAL MANAGERS II, INC.
                                  AMRESCO RESIDENTIAL CAPITAL MARKETS, INC.
                                  AMRESCO RESIDENTIAL CONDUIT, INC.
                                  AMRESCO RESIDENTIAL CREDIT CORPORATION

                                  AMRESCO RESIDENTIAL MORTGAGE CORPORATION
                                  AMRESCO RHODE ISLAND, INC.
                                  AMRESCO SERVICES CANADA INC.
                                  AMRESCO UK HOLDINGS LIMITED
                                  AMRESCO UK LIMITED
                                  AMRESCO UK VENTURES LIMITED
                                  AMRESCO VENTURES, INC. f/k/a AMRESCO
                                  GENERAL PARTNERS, INC.
                                  AMRESCO 1994-N2, INC.
                                  ASSET MANAGEMENT RESOLUTION COMPANY
                                  BEI 1992 - N1, INC.
                                  BEI 1993 - N3, INC.
                                  BEI 1994 - N1, INC.
                                  BEI MULTI-POOL, INC.
                                  BEI PORTFOLIO INVESTMENTS, INC.
                                  BEI PORTFOLIO MANAGERS, INC.
                                  BEI REAL ESTATE SERVICES, INC.
                                  BEI SANJAC, INC.
                                  ENT MIDWEST, INC.
                                  ENT NEW JERSEY, INC.
                                  ENT SOUTHERN CALIFORNIA, INC.
                                  GRANITE EQUITIES, INC.
                                  HOLLIDAY FENOGLIO, INC.
                                  LIFETIME HOMES, INC., f/k/a LIFETIME HOMES
                                        OF NEW JERSEY, INC.
                                  OAK CLIFF FINANCIAL, INC.
                                  OLD MIDLAND HOUSE LIMITED
                                  PRESTON HOLLOW ASSET HOLDINGS, INC.


                                  By: AMRESCO, INC., a Delaware corporation, as attorney-in-fact


                                          By:  /S/ THOMAS J. ANDRUS
                                               ------------------------------
                                               Thomas J. Andrus, as
                                               Treasurer





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